UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 19, 2008

BRAMPTON CREST INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

NEVADA	000-1321002	30-0286164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12515 Orange Drive, Suite 814, Davie, FL	33330
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (954) 475-1260, x13

1224 Washington Avenue, Miami Beach, Florida 33139
(Former Name or Former Address, if Changes Since Last Report)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2008, Brampton Crest International, Inc., a Nevada corporation (the “Company”), America’s Emergency Network, LLC, a Florida limited liability company, Bryan Norcross, in his capacity as a member and representative of the members of America’s Emergency Network, LLC, Max Mayfield, a member of America’s Emergency Network, LLC, Matthew Straeb, a member of the America’s Emergency Network, LLC, Robert Adams, a member of America’s Emergency Network, LLC, and Brampton Acquisition Subsidiary Corp., a Florida corporation and a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger whereby America’s Emergency Network, LLC was merged into the Company (the “Merger Agreement”) such that America’s Emergency Network, as a Florida corporation, shall continue as a wholly owned subsidiary corporation of the Company. Pursuant to the terms and conditions of the Merger Agreement, the members of America’s Emergency Network, LLC received an aggregate of 100,000,000 shares of Company Common Stock. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

When fully deployed, America's Emergency Network will link Emergency Operations Centers (EOC's) in cities, towns, counties, school boards, and other government entities with the general public, media outlets, first responders, and other government agencies. The satellite based system will send video feeds of news briefings by emergency officials and critical text bulletins issued at any EOC in any location to all users instantly. The system is designed to operate before and after disasters, even when telephone, cell phone, and terrestrial internet systems have failed. In addition, during short-fuse emergencies (tanker accidents, bio-hazards, etc.), America's Emergency Network will provide an instant communications link directly to all subscribing media outlets. Critical information will reach the public much sooner since all subscribing media outlets will receive the text and video feeds at once.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 19, 2008, the Board of Directors appointed Robert Adams, Bryan Norcross and Brad Hacker as members of the Board of Directors. On March 19, 2008, the Board of Directors appointed Bryan Norcross as President and Chief Executive Officer, Robert Wineberg as Secretary and Treasurer, Max Mayfield as Senior Executive Vice President of Government Relations, and Matthew Straeb as Senior Executive Vice President of Marketing.

The biographies of the new Directors and Officers are as follows:

Robert Adams: Robert Adams was appointed as Chairman of the Board of Directors on March 19, 2008. Mr. Adams is the President and Chief  Executive Officer of Global Security Systems, LLC (GSS), the parent company of AlertFM. He has held this position since GSS’s inception. In 1985, Mr. Adams founded Adcom Communications, an entity that was instrumental in replacing the (MBS) protocol with the Radio Broadcasting Data System (RBDS). Mr. Adams has been involved in the FM data-transmission business for 17 years.  From May 2, 2007 to the present, Mr. Adams was a Founding Member of America’s Emergency Network, LLC.

In addition to his other accomplishments, Mr. Adams assisted in procuring RBDS approval in the U.S (1993); manufacturing the only RBDS FM data receiver in the U.S.; installation and testing of an FM data-transmission system in over 20 foreign markets and the 11 western U.S. states; and negotiating and signing the world’s first exclusive agreement between a manufacturer and a wireless communications carrier.

Bryan Norcross: Bryan Norcross was appointed our President and Chief Executive Officer as well as a member of our Board of Directors on March 19, 2008. Since 1980, Mr. Norcross has been a broadcast meteorologist reporting for major outlets such as CNN, NBC, and recently WFOR-CBS4 in Miami, as well as being engaged as an analyst for CBS network news. From May 2, 2007 to the present, Mr. Norcross was the President and Chief Executive Officer America’s Emergency Network, LLC.

Mr. Norcross received the 1993 David Brinkley Award for Excellence in Communication. Mr. Norcross serves as Honorary Chairman of the Board of the South Florida Hurricane Warning museum project in Deerfield Beach. Mr. Norcross has a Bachelor of Science degree in Math and Physics and a Master of Science degree in Communications and Meteorology from Florida State University. In addition, Mr. Norcross received an Honorary Doctor of Public Service degree from Florida International University.

Brad Hacker: Brad Hacker has been our Chief Financial Officer since December 2005. Mr. Hacker is a Certified Public Accountant and partner in the firm Kramer Weisman and Associates, LLP. Mr. Hacker received his Bachelor of Business Administration degree from the University Of Texas. Mr. Hacker has held position of Chief Financial Officer with both public and private companies in South Florida. As previously disclosed, the firm of Kramer Weisman and Associates, LLC has been retained by the company to provide accounting and financial services to the company.

Mathew Straeb: Matthew Straeb was appointed as Senior Executive Vice President of Marketing on March 19, 2008. Mr. Straeb is Executive Vice President, Marketing for Global Security Systems, LLC (GSS), the parent company of AlertFM. Mr. Straeb has worked with the high-tech firms, Rohde &Schwarz, Continental Electronics, Vitec, and Orad and is an authority in many technology businesses including mobile data applications, hybrid digital (HD) radio, high power FM, AM and shortwave broadcast, on-the-field graphics, virtual sets, digital-TV transition, and intermediate and high-end post production color correction. From May 2, 2007 to the present, Mr. Straeb was a Founding Member of America’s Emergency Network, LLC.

Mr. Straeb holds a Bachelor of Science degree in electrical engineering from Southern Methodist University. He also has been a visiting professor teaching courses in broadcast and entertainment technologies.

Max Mayfield: Max Mayfield was appointed as our Senior Vice President of Government Relations on March 19, 2008. Mr. Mayfield was the director of the National Hurricane Center from 2000 to 2007. Mr. Mayfield is the former chairman of the World Meteorological Organization's Regional Association-IV Hurricane Committee, which supports 26 members from Atlantic and eastern Pacific countries. From May 2, 2007, to the present, Mr. Mayfield was a Founding Member of America’s Emergency Network, LLC. Mr. Mayfield also serves as the Hurricane Specialist WPLG-TV in Miami.

Mr. Mayfield is a Fellow of the American Meteorological Society. In 2006, Mr. Mayfield received the Government Communicator of the Year Award from the National Association of Government Communicators, as well as the prestigious Neil Frank Award from the 2006 National Hurricane Conference “for…efforts to significantly improve the accuracy of hurricane forecasting…as Director of the National Hurricane Center, a factor which has undoubtedly helped save countless lives and property.” Mr. Mayfield has Bachelor of Science degree in Mathematics from University of Oklahoma, and a Master of Science in Meteorology from Florida State University.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information

The pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

d)	The following exhibits are filed with this Current Report:

2.1
Agreement and Plan of Merger, dated as of March 19, 2008, by and among Brampton Crest International, Inc., America’s Emergency Network, LLC, Bryan Norcross, Max Mayfield, Matthew Straeb, Robert Adams, and Brampton Acquisition Subsidiary Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAMPTON CREST INTERNATIONAL, INC.
Date: March 25, 2008.
	By:	/s/ Bryan Norcross
Bryan Norcross
Chief Executive Officer